VOLCAN HOLDINGS INC.	Exhibit 99.1

OTCBB TICKER SYMBOL: VOHO
34/50 Bridge Street, Sydney NSW 2000	Telephone:	+61 2 8216 0777
PO Box 114 Bondi, NSW 2026	Facsimile:	+61 2 8216 0788
Email: sholomfeldman@gmail.com	Web:	www.volcan.com.au

31st December 2008

4 Teves 5769

VOLCAN HOLDINGS AUSTRALIAN VOLCANIC BAUXITE PROJECTS UPDATE

Project Highlights

Volcan Holdings Inc., through its wholly-owned subsidiary Volcan Australia Corporation Pty Ltd, has secured tenement access to over 4,000km2 of bauxite-prospective ground in New South Wales, Australia.  The tenements are located in the northern and southern parts of the state and encompass two large volcanic provinces known to host widespread deposits of bauxite (Figure 1).The bauxite deposits in these provinces are very different to the traditional deposits mined in many parts of the world, and appear to have been formed by a unique combination of volcanic and weathering processes to produce gibbsite-rich rocks with high available aluminium (up to 60%) and low reactive silica (as low as 1.5%), when concentrated near ancient basaltic volcanic vents.

Project highlights to-date include:-

1.

Bauxite exploration tenements secured and offered for grant by the New South Wales Department of Primary Industries includes, ELA 3506 in the Central Volcanic Province near Inverell covering approximately 1,000km2, and ELA 3595 in the Monaro Volcanic Province near Cooma covering more than 3,500km2.  Total prospective area >4,500km2.

2.

Thick deposits of bauxitic rocks (greater than 20m) discovered in at least 3 large volcanic domes within Exploration License Application 3506 (Figures 2 & 3), with the domes encompassing a total aggregate area of more than 70km2, and the potential to host world class deposits in the hundreds of million of tons just within these 3 dome structures covering only about 2% of the prospective area, with potential for identification of billions of tons of resource within our various project areas. Such world class sized deposits, should they be of sufficient economic grade, as we believe our projects host based on our results to date as detailed below, typically can generate annual revenues in the billions of dollars. Our goal is to mine sufficient high grade bauxite to profitably produce through refining and smelting a minimum of 5 million tons of aluminum per annum. At current aluminum prices of $1,500 per ton, 5 million tons of aluminum per annum would generate annual revenues of $7.5 billion.

3.

Outcrop sampling across one of the largest target domes, has confirmed the existence of significant deposits of commercial grade bauxite, with available Al and reactive Si percentages ranging up to 59% Al, and as low as 1.2% Si.  Current grade modelling indicates averages of Al = 38% & Si = 3% across the area sampled to-date.

4.

Hydrothermally altered basaltic volcaniclastic rocks hosting rich concentrations of almost pure gibbsite have also been found in suspected near-vent locations within parts of these domes yielding Al values as high as 59% and Si values as low as 1.2%.

5.

The samples taken to date have shown in the lab to be suitable for low-temperature refining using the Bayer Process. This is a serious advantage for the economics of bauxite refining, as low-temperature refining uses significantly less energy than the high temperature refining necessary in many other bauxite projects, which is one of the main ongoing operating costs in those projects rendering many uneconomic in the current climate.

6.

Numerous volcanic structures hosting bauxite deposits have also been identified within ELA 3595, while deep drilling and stratigraphic mapping has determined that approximately 9% of the entire vertical volcanic pile in the Monaro Volcanic Province is bauxitic.

7.

Bauxite deposits in both tenement areas are close to potentially available sources of power and water that may support refinery development for local processing of economic deposits.

Introduction

The Company currently has two principle bauxite exploration projects in New South Wales; namely the Central Volcanic Province Bauxite Project (CVPBP) near Inverell (also known as the New England Bauxite Project……see Volcan corporate website), and the Monaro Volcanic Province Bauxite Project (MVPBP) near Cooma (Figure 1).

Since acquiring the rights to explore within the Central and Monaro volcanic provinces, the Company has undertaken a detailed study of the known bauxite deposits occurring throughout these provinces.  This work has included a review of all existing historic bauxite deposit data, as well as a re-appraisal of the geological setting of known and suspected bauxite deposits within these volcanic settings.

Exploration to-date has revealed that the widespread historic deposits occurring within these volcanic provinces are part of much larger depositional systems, and that thick sequences of gibbsite-rich bauxites appear to have been formed by a unique combination of volcanic exhalative processes that have been subsequently overprinted by later weathering processes.

A combination of high-resolution satellite image analysis and multispectral mapping, combined with detailed on-the-ground lithological mapping and sampling, has enabled the Company to locate thick sequences of bauxite, with the potential to host hundreds of millions of tons of high-available-aluminum and low-reactive-silica, suitable for low-temperature refining using the Bayer Process. This is an advantage for the economics of bauxite refining, as low-temperature refining uses significantly less energy than the high temperature refining in many other bauxite projects, which is one of the main ongoing operating costs in those projects.

A preliminary estimate (at this stage not defined to the JORC standards) of minable bauxite tonnages, based on field mapping within only the Nullamanna Dome, suggests a resource potential of approximately 300 million tonnes, with available alumina contents ranging from 35% to 60%, and reactive silica values less than 3%.

During 2009, the Company will concentrate on more accurately defining the geology and economic potential of suspected large-scale zoned orebodies, through a combination of high-resolution surface and subsurface litho-stratigraphic mapping and extensive sampling for whole rock geochemistry, mineralogy and available Al and reactive Si analysis.  The surface mapping program will seek to utilize ultra-high resolution mineral mapping technologies based on the HyMap hyperspectral mapping system, while sub-surface stratigraphic mapping will initially involve diamond core drilling and target lithotype sampling, ahead of more intensive air-core grid drilling and bulk sampling.

The following outlines the main project elements and progress to-date on exploration within the Central Volcanic Province Bauxite Project area, and the more recently acquired Monaro Volcanic Province Bauxite Project area.

CENTRAL VOLCANIC PROVINCE BAUXITE PROJECT

Project Location and Tenement Details

The Company’s Central Volcanic Province Bauxite Project (CVPBP) is located between the towns of Inverell and Glen Innes in northern New South Wales, approximately 600km north-west of Sydney (Figures 1 & 2).

The regional topography surrounding and encompassing the project area is controlled by a large radial drainage pattern along the western flanks of a giant eroded Tertiary basaltic shield volcano, which dominates both the geology and geomorphology between the towns of Inverell and Glen Innes. The maximum elevation in the licence area is >1,000m asl.  Land-use is primarily agricultural, and ranges from sheep and cattle grazing to broad acre farming of a variety of cash crops.

The CVPBP is contained within exploration license application (ELA) 3506, and encompasses 336 units covering an area of approximately 1000km2 (Figures 2 & 3).  The tenement includes the rights to explore for both Group 1 and Group 2 minerals, with bauxite being classified as a Group 2 mineral under the New South Wales Mining Act 1992.  ELA 3506 was applied for on the 12th June 2008, and the Company has received notification from the New South Wales Department of Primary Industries, Mineral Resources Division, that the license area is to be formally offered to the Company.

Project Geological Setting and Resource Potential

The regional geological setting of the CVPBP area comprises Tertiary basaltic volcanics, intrusives, and minor sediments of the Central Volcanic Province (Figure 3).  These Tertiary rocks in turn locally overlie and intrude Devonian to Triassic volcanics, metasediments, and plutonics of the Central Block of the New England Fold Belt.  In some areas, basaltic rocks are locally separated from underlying Permian basement by lacustrine sediments of Upper Eocene age.  In the Central Volcanic Province, the pre-basalt topography has a relief of at least 420m, with large-scale modern drainage closely following pre-volcanic topography.

The bauxite deposits occurring within the CVPBP area appear to be mainly associated with basaltic fragmentary rocks comprising altered and weathered volcanic ash and agglomerates that have formed aprons around eroded maar volcanic centres.  High-grade bauxites within these vent complexes are commonly associated with extensively gibbsite-altered basaltic rocks yielding available Al values as high as 59% and reactive Si values as low as 1.2%, within suspected zoned ore bodies.

These rocks do not resemble the classic pisolitic bauxites that are typically mined around the world.  Instead, they display distinctive and unique lithological and petrological features that are considered by Volcan’s geologists to be the result of pneumatolytic processes in which basaltic plagioclase has been altered to gibbsite within fumarolic-like hydrothermal environments.

Gibbsite-dominated bauxites are known to be suitable for economic, low temperature caustic soda refining using the Bayer Process. Furthermore, these high-grade zones may be associated with thick sequences yielding large tonnages suitable for open-cut mining, with low aerial and environmental footprints.

The Central Volcanic Province is favorably located with respect to potential power and water supplies located within 40km of the tenement, near Ashford.  This infrastructure may support local refinery development if major high-grade minable bauxite deposits were located within ELA 3506. Locally produced alumina powder could then be easily and economically transported to the NSW Central Coast, for smelting at the Kurri Kurri aluminum smelter, near Newcastle.

Province-Wide Multispectral Mapping over Bauxite Depositional Systems

In order for the Company to rapidly map the location and extent of potential bauxitic volcanic vent complexes in the Inverell – Glen Innes area, satellite-based multi-spectral mapping has been carried out across the Central Volcanic Province.

This mapping has successfully located large areas of basaltic fragmentary rocks hosting both historic bauxite deposits and more extensive areas of gibbsite mineralisation within the Company’s tenement holding.  Furthermore, the use of this technology has shown that bauxite prospective rocks are more widespread across the Central Volcanic Province than previously thought.

In particular, this mapping has revealed that within the Company’s tenement there are at least three large domal vent complexes hosting extensive deposits of prospective bauxitic basaltic fragmentary rocks (Figures 3 to 5).  These domal structures are located near Dinton Vale, Nullamanna and Elsmore, and have been named accordingly.

Geological Mapping and Sampling on the Nullamanna Dome

Currently, the most prospective of the three domes identified, is the Nullamanna Dome, located approximately 15km north-east of Inverell (Figures 4 & 5).  This structure comprises a variably thick sequence of Tertiary basaltic volcaniclastic rocks draping pre-volcanic Palaeozoic granitoid rocks. The bauxite prospective area of the Nullamanna Dome covers approximately 25km2, and includes eroded vent and crater facies rocks apparently draping the confluence of structurally controlled north-west and north-south trending palaeodrainage corridors.

Geological mapping by Volcan geologists has revealed thick outcrop sequences of bauxitic basaltic agglomerates, up to 25m thick, across the western and southern parts of the Nullamanna Dome.  Historic deposits within this sequence recorded some of the highest grades of bauxite previously discovered in the Central Volcanic Province.

Recent outcrop sampling by Volcan geologists has revealed a relatively wide-range of prospective rock types with economic values of available Al and low reactive Si (Figure 8). Table 1 shows the analytical results of selected gibbsite-altered basaltic volcaniclastic rocks sampled along the western side of the Nullamanna Dome in November 2008. The results appear to correlate higher available Al and lower reactive Si with rocks that are zoned with high concentrations of gibbsite-altered basalt.

MONARO VOLCANIC PROVINCE BAUXITE PROJECT

Project Location and Tenement Details

The Company’s Monaro Volcanic Province Bauxite Project (MVPBP) is located immediately south of Cooma in southern New South Wales, approximately 450km south-west of Sydney (Figures 6 & 7).

The topography of the Monaro region forms a high plain between the Great Escarpment or coastal range, and the Snowy Mountains. The main plateau is at an elevation of ~900m, with isolated hills and low ranges reaching a maximum elevation of 1,234m asl.

The high plain of the Monaro is traversed by many large rivers. Some like the Snowy and Murrumbidgee are relatively deeply incised into the plateau, while others like the Bombala, Delgate, Numeralla and Maclaughlin flow in broad open valleys. Land-use is primarily agricultural and ranges from sheep and cattle grazing to broad acre farming of a variety of cash crops.

The MVPBP is contained within exploration license application (ELA) 3595, and encompasses 1,182 units covering an area greater than 3,500km2.  The tenement includes the rights to explore for bauxite under Group 2 minerals (New South Wales Mining Act 1992). ELA 3595 was applied for on the 10th September 2008, and the Company received notification on the 28th October 2008 from the New South Wales Department of Primary Industries, that the license area is to be formally offered to the Company.

Project Geological Setting and Resource Potential

The Monaro region lies in the southern part of the Lachlan Fold Belt. Local geology consists of two significant regional metamorphic complexes including the Cooma Complex and the Cambalong Complex, which are overlain by extensive deposits of Tertiary basaltic volcanics.

Approximately 65 separate Tertiary basaltic volcanic eruption sites are known within the lava field, with the basalts having preserved pre-eruption landscapes and intra-basaltic lakes, stream sediments and widespread bauxite deposits. Many of these bauxite deposits can be traced over considerable distances, with some occurrences mappable over distances of more than 10km.

Bauxite profiles vary in thickness from 1m to 6m, with some exposures being up to 15m thick.
In 1992, a vertical borehole was drilled by the Bureau of Mineral Resources through 215.8m of the Monaro Volcanic Province, 20km south of Cooma. Within the borehole, seven weathering profiles, up to 12.5m thick with bauxite zones up to 3.5m thick were encountered, with bauxite comprising ∼9% of the entire sequence.

The Monaro Volcanic Province is favorably located with respect to major power and water supplies associated with the Snowy Hydro Power Scheme, which could support local refinery development if major high-grade minable bauxite deposits were located within this tenement holding. Locally produced alumina powder could be easily and economically transported to Victoria, for smelting at the Portland aluminum smelter.

FUTURE FOCUS OF BAUXITE EXPLORATION OVER TENEMENT AREAS

During 2009, a planned bauxite exploration program within ELA’s 3506 and 3595 is expected to comprise the following:-

ELA 3506

1.

Completion of planned extensive outcrop sampling program (300 to 500 samples) over the Nullamanna Dome during January-February 2009.

2.

Completion of surface lithological mapping program over the Nullamanna Dome during February-March 2009.

3.

Phase-1 diamond core drilling, sampling and subsurface stratigraphic mapping program over selected parts of the Nullamanna Dome during March-April 2009.

4.

Phase-2 aircore drilling, sampling and resource assessment to define a JORC Inferred bauxite resource during May-July 2009.

5.

Surface mapping and sampling of the Dinton Vale and Elsmore Domes during late 2009 and early 2010.

6.

Subject to the results of the phase-2 drilling program over the Nullamanna Dome, a more intensive resource assessment program will be planned to define a JORC Measured Resource, coupled with a feasibility study to build a local alumina refinery.

ELA 3595

1.

Satellite-based multi-spectral mapping over the whole of the Monaro Volcanic Province to locate bauxite signatures during July-September 2009.

2.

3D landform analysis over the province to locate volcanic vent complexes during July-September 2009.

3.

Palaeotopographic analysis to map palaeochannels and to model isopach thickness contours of prospective bauxitic volcanics during July-September 2009.

4.

Outcrop sampling of identified bauxite deposits within vent and palaeochannel settings during October-December 2009.

The Volcan Holdings Board looks forward to maximizing the significant potential of this unique and exciting Australian Volcanic Bauxite Project going forward.

TABLE 1
Selected Bauxite Sample Analyses for Available Al and Reactive Si from Mineralised Zones, Nullamanna Dome
(December 2008 )

Selected Samples from Ore Zones	% Available Al	% Reactive Si	Relationship to Inferred Volcanic Vent Complex
Outcrop Zone A‐1	30.10	5.90	Distal
Outcrop Zone A‐2	31.40	8.60	Distal
Outcrop Zone A‐3	31.70	6.50	Distal
Outcrop Zone A‐4	46.00	6.00	Distal
	34.80	6.75

Outcrop Zone B‐1	31.40	7.00	Distal
Outcrop Zone B‐2	34.50	4.10	Distal
Outcrop Zone B‐3	34.60	8.00	Distal
Outcrop Zone B‐4	38.50	7.70	Distal
	34.75	6.70

Outcrop Zone C‐1	28.60	8.50	Distal
Outcrop Zone C‐2	29.20	9.20	Distal
Outcrop Zone C‐3	30.50	6.80	Distal
Outcrop Zone C‐4	30.70	7.00	Distal
	29.75	7.88

Outcrop Zone D‐1	33.90	7.70	Medial
Outcrop Zone D‐2	36.10	6.50	Medial
Outcrop Zone D‐3	40.10	5.60	Medial
Outcrop Zone D‐4	43.00	7.30	Medial
	38.28	6.78

Outcrop Zone E‐1	36.10	1.60	Proximal
Outcrop Zone E‐2	44.70	2.70	Proximal
Outcrop Zone E‐3	50.20	2.30	Proximal
Outcrop Zone E‐4	56.40	1.90	Proximal
	46.85	2.13

Outcrop Zone F‐1	39.10	1.80	Proximal
Outcrop Zone F‐2	41.70	3.40	Proximal
Outcrop Zone F‐3	56.80	1.20	Proximal
Outcrop Zone F‐4	57.50	1.20	Proximal
	48.78	1.90

Figure 1. Location of Volcan Holdings Inc volcanic bauxite project areas in New South Wales, Australia.

Figure 1a.   New South Wales State Railway network in relation to Volcan Holdings’ bauxite project areas shown in Figure 1.

Figure 2.  Location of ELA 3506 relative to the regional geological setting of the Central Volcanic Province.

Figure 3.  Location of major bauxitic volcanic domes within ELA 3506.

Figure 4.  Geology of the bauxite-rich Nullamanna Dome within ELA 3506.

N
0
1km
29°38'S
MCINERNEYS LANE
ASHFORD ROAD
151°10'E
LEGEND
Isopach (m)
170
120
60
0
Paleocontour
(showing depth in m)

Figure 5. Isopach thickness contours of Tertiary basaltic volcanic rocks hosting bauxite deposits across the Nullamanna Dome within ELA 3506. This modelling suggests that a large volcanic vent structure may lie between McInerneys Lane and Wandera Lane.

Figure 6.  Location of ELA 3595 relative to the regional geological setting of the Monaro Volcanic Province.

Figure 7. Tertiary basaltic rocks and volcanic landform structures hosting bauxite deposits across the Monaro Volcanic Province. The Bega Bauxite Occurrence is the only historically prospected bauxite deposit within the province. However, numerous and widespread bauxite deposits similar to the Bega deposit have been recorded in recent regolith mapping within the province by institutional geologists over the past 15 years.

Figure 8.   Bauxitic rocks and outcrop from the Central Volcanic Province Bauxite Project. The upper two photographs show nodules of almost-pure gibbsite in a bauxitic matrix. At centre-left, the tan-coloured gibbsite can be seen in thin section.